Exhibit 1.4

CERTIFICATE OF CORRECTION OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TOP SHIPS INC.

UNDER SECTION 5 OF THE MARSHALL ISLANDS
 BUSINESS CORPORATIONS ACT
The undersigned, Deputy Registrar of Non-Resident Corporations for TOP SHIPS INC. a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of correcting an instrument heretofore filed with the Registrar of Corporations hereby certifies that:
1.	The name of the corporation is:
TOP SHIPS INC.
2.	The Amended and Restated Articles of Incorporation was filed with the Registrar of Corporations as of the
February 16, 2016
3.	The error to be corrected is as follows:
The document filed February 16, 2016 with the Registrar of Corporation was incorrectly filed as Amended and Restated Articles of Incorporation of TOP SHIPS INC., Reg. No. 3571
4.	It is hereby corrected as follows:
The document filed February 16, 2016 with the Registrar of Corporation is filed as Articles of Amendment of TOP SHIPS INC., Reg. No. 3571
5.	The effective date of this instrument shall be as of the date of filing of the instrument corrected hereby.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Correction on February 14, 2017.

/s/ Deputy Registrar
Deputy Registrar of Non-Resident Corporations